Exhibit 99.1

Contact:
Eric Martin, Vice President of Investor Relations
(404) 745-2889

CARTER’S REPORTS A 34% INCREASE IN FIRST QUARTER EARNINGS ON 13% GROWTH IN NET SALES

ATLANTA, April 26, 2005/ PRNewswire-FirstCall/ — Carter’s, Inc. (NYSE: CRI), the largest branded marketer of apparel for babies and young children in the United States, today reported its first quarter results for fiscal 2005.

Net sales in the first quarter of fiscal 2005 increased 13% to $206.2 million from $182.7 million in the first quarter of fiscal 2004. The increase in net sales was driven by growth in all channels, including an increase in retail comparable store sales of 8.8%. Net income for the first quarter of fiscal 2005 increased 34% to $13.8 million, or $0.46 per diluted share, from $10.3 million, or $0.35 per diluted share, in the first quarter of fiscal 2004.

Fred Rowan, Chairman of the Board of Directors and Chief Executive Officer of Carter’s said, “We achieved record first quarter sales and earnings.  In our wholesale segment, we are pleased with our spring product performance, especially in our playwear product category. Our retail segment has exceeded our expectations with growth driven by great core product and our new retail leadership team. In the mass channel, we have expanded our Child of Mine product offering to include newborn playwear and are very encouraged by the sell-throughs. We believe our diversified platform for growth will enable us to achieve our objectives for fiscal 2005.”

First quarter net sales were led by an increase in retail store sales of $8.5 million, or 14%, to $67.8 million in the first quarter of fiscal 2005 from $59.2 million in the first quarter of fiscal 2004. This increase in retail store sales was driven by a comparable store sales increase of 8.8% and incremental revenue from eleven store openings since the first quarter of fiscal 2004.  Also contributing to this growth was an increase in mass channel sales of $6.6 million, or 20%, to $39.5 million in the first quarter of fiscal 2005 from $32.9 million in the first quarter of fiscal 2004 driven by growth in sales of our Child of Mine brand to Wal-Mart, including our new playwear product line. Wholesale sales, excluding off-price sales, increased $5.6 million, or 6%, to $92.2 million in the first quarter of fiscal 2005 from $86.7 million in the first quarter of fiscal 2004 driven by our playwear and sleepwear product categories.

Cash flow from operations was $24.6 million in the first quarter of fiscal 2005 as compared to $13.4 million in the first quarter of fiscal 2004. Growth in cash flow from operations in the first quarter of fiscal 2005 reflects the growth in earnings and a reduction in accounts receivable, partially offset by decreases in accounts payable and other liabilities. In March of 2005, the Company made a voluntary payment of $20 million on its term loan. Since the end of the first quarter of fiscal 2004, the Company has reduced long-term debt by approximately 20%.

Carter’s Business Outlook

This outlook is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

($in millions, except EPS)	Second Quarter 2005	Fiscal Year 2005

Net sales	$175 +12% (1)	$895 to $910 + 9% to +11% (2)
Diluted EPS	$0.24 +20% (1)	$1.95 to $2.03 +17% to +22% (3)

(1)                                  Comparison to second quarter of fiscal 2004.

(2)                                  Comparison to fiscal 2004.

(3)                                  Estimated increase as compared to pro forma fiscal 2004 results of $1.67 per diluted share as previously described in our earnings release filed February 22, 2005 on Form 8-K.

Carter’s will broadcast its quarterly conference call on April 27, 2005 at 8:30 a.m. EST.  To participate in the call, please dial 1-913-981-4910.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “Investor Relations” and then click on the link, “First Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through midnight EST, Friday, May 6, 2005, at 1-719-457-0820, pass code 5643788, and archived on the Company’s website at the same location as the live webcast.

For more information on Carter’s, please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2005 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of the Company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, the Company’s leverage which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of its cash flow to repay principal, the impact of governmental regulations and environmental risks applicable to the Company’s business, and seasonal fluctuations in the children’s apparel business.  These risks are described in the Company’s most recently filed annual report on Form 10-K under the headings “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.

CONSOLIDATED STATEMENT OF INCOME

(dollars in thousands, except for share data)

(unaudited)

	Three-month periods ended
	April 2, 2005	April 3, 2004

Net sales	$206,207	$182,720
Cost of goods sold	130,442	116,450

Gross profit	75,765	66,270
Selling, general, and administrative expenses	51,996	47,370
Closure costs	—	534
Royalty income	(3,523)	(3,164)

Operating income	27,292	21,530
Interest expense, net	4,402	4,624

Income before income taxes	22,890	16,906
Provision for income taxes	9,041	6,593

Net income	$13,849	$10,313

Basic net income per common share	$0.49	$0.37
Diluted net income per common share	$0.46	$0.35
Basic weighted average number of shares outstanding	28,466,734	27,985,360
Diluted weighted average number of shares outstanding	30,181,110	29,836,179

CARTER’S, INC.

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except for share data)

(unaudited)

	April 2, 2005	January 1, 2005	April 3, 2004
ASSETS
Current assets:
Cash and cash equivalents	$36,548	$33,265	$38,156
Accounts receivable, net	75,806	80,440	72,781
Inventories, net	106,842	120,792	91,189
Prepaid expenses and other current assets	5,647	4,499	5,900
Deferred income taxes	10,950	12,571	8,177

Total current assets	235,793	251,567	216,203

Property, plant, and equipment, net	51,155	53,187	50,678
Tradename	220,233	220,233	220,233
Cost in excess of fair value of net assets acquired	139,282	139,282	139,282
Licensing agreements, net	—	—	1,875
Deferred debt issuance costs, net	5,287	5,867	7,188
Other assets	2,260	2,829	2,922

Total assets	$654,010	$672,965	$638,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$521	$724	$927
Accounts payable	18,111	26,453	25,372
Other current liabilities	35,089	40,696	32,386

Total current liabilities	53,721	67,873	58,685

Long-term debt	163,870	183,778	204,215
Deferred income taxes	83,597	83,579	82,749
Other long-term liabilities	9,802	9,802	9,816

Total liabilities	310,990	345,032	355,465

Commitments and contingencies :
Stockholders’ equity
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 2, 2005, January 1, 2005, and April 3, 2004	—	—	—
Common stock, voting; par value $.01 per share; 40,000,000 shares authorized; 28,506,652 shares issued and outstanding at April 2, 2005, 28,432,452 shares issued and outstanding at January 1, 2005, and 27,985,360 shares issued and outstanding at April 3, 2004	285	284	280
Additional paid-in capital	248,838	247,610	241,847
Deferred compensation	(86)	(95)	—
Retained earnings	93,983	80,134	40,789

Total stockholders’ equity	343,020	327,933	282,916

Total liabilities and stockholders’ equity	$654,010	$672,965	$638,381